BBX Capital, Inc. Reports Financial Results

For the Third Quarter, 2020

FORT LAUDERDALE, Florida – November 9,  2019 -- BBX Capital, Inc. (OTCQX: BBXIA) (PINK: BBXIB) (“BBX Capital” or “the Company”) reported today its financial results for the quarter ended September 30, 2020.

Selected highlights of BBX Capital’s consolidated financial results include:

Third Quarter 2020 Compared to Third Quarter 2019:

•	Total consolidated revenues of $42.2 million vs. $47.7 million
•	(Loss) income before income taxes of ($10.4 million) vs. $24.1 million
•	Net (loss) income attributable to shareholders of ($8.3 million) vs. $13.6 million.
•	Diluted (loss) earnings per share of ($0.43) vs. $0.70

Balance Sheet as of September 30, 2020

•	Total consolidated assets of $387.4 million
•	Total shareholders' equity of $313.7 million
•	Fully diluted book value per share of $16.24 (1)
(1)	Fully diluted book value per share is stockholders’ equity divided by the number of BBX Capital’s Class A and Class B common shares outstanding on September 30, 2020.

Jarett S. Levan, Chief Executive Officer and President of BBX Capital, Inc., commented, “October 1, 2020 marked a new beginning for the Company as a result of our spin-off from the former BBX Capital Corporation (which changed its name to Bluegreen Vacations Holding Corporation in connection with the spin-off). As a consequence, I’d like to begin by commenting on our philosophy and our goals for our future direction. BBX Capital and its affiliates date back more than forty years, and our management team has a long history of entrepreneurship. Our goal has always been to build long-term shareholder value with an objective of long-term growth as measured by increases in book value and intrinsic value over time. As part of our efforts to achieve this goal, we have sought to avoid a short-term focus on quarterly or yearly earnings and instead have sought to invest in a diverse portfolio of real estate and operating companies with entrepreneurial cultures and talented management teams.

“While our businesses have been significantly impacted by the COVID-19 pandemic and associated economic uncertainties, as reflected by IT’SUGAR’s recent filing of voluntary petitions to reorganize under Chapter 11 bankruptcy, we believe that we are moving forward prudently in response to the current circumstances. We would note that we have adequate capital resources to execute our plans and remain in a position to deploy our capital as opportunities arise, as evidenced by Renin’s recent acquisition of Colonial Elegance in October 2020,” Levan concluded.

Additional Information

The Company was spun-off from Bluegreen Vacations Holding Corporation on September 30, 2020, and as a result, the Company’s financial results prior to September 30, 2020 were derived from the accounting records of Bluegreen Vacations Holding Corporation. Accordingly, other than its consolidated statement of financial condition as of September 30, 2020, the Company’s financial results included in this release and in its unaudited condensed consolidated financial statements included its Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 do not necessarily reflect what the Company’s results of operations, financial position, or cash flows would have been had the Company been a separate entity during the periods covered by the financial statements and are not indicative of the future results of the Company.

For more complete and detailed information regarding BBX Capital and its financial results, business, operations, investments, and risks, as well as further details regarding the basis of presentation of BBX Capital’s financial results prior to September 30, 2020, please see BBX Capital’s Information Statement, dated August 27, 2020 included as Exhibit 99.1 to BBX Capital’s Registration Statement on Form 10 filed with the SEC on August 27, 2020 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, which are available on the SEC's website, https://www.sec.gov, and on BBX Capital’s website, www.BBXCapital.com.

Financial Results

The following selected information relates to the financial results of the Company’s principal holdings: BBX Capital Real Estate, BBX Sweet Holdings, and Renin.

BBX Capital Real Estate -  Selected Financial Data

Selected highlights of BBX Capital Real Estate’s (“BBXRE”) financial results include:

Third Quarter 2020 Compared to Third Quarter 2019:

•	Revenues of $5.9 million vs. $1.1 million
•	Equity in net (losses) earnings of unconsolidated real estate joint ventures of ($0.6 million) vs. $28.5 million
•	Income before income taxes of $1.0 million vs. $29.1 million

BBXRE’s operating results for the quarter ended September 30, 2020 as compared to the same 2019 period primarily reflect a  decrease in equity in net earnings of unconsolidated joint ventures primarily due to BBXRE recognizing $29.1 million of equity earnings from the Altis at Bonterra joint venture in 2019 as a result of the sale of its 314 unit multifamily apartment community in August 2019. This decrease was partially offset by an increase in net profits from the sale of developed lots to homebuilders at the Beacon Lake Community development, as BBXRE sold 62 developed lots during the 2020 period and no developed lots during the 2019 period.

BBX Sweet Holdings- Selected Financial Data

Selected highlights of BBX Sweet Holdings’ financial results (2) include:

Third Quarter 2020 Compared to Third Quarter 2019:

•	Trade sales of $15.2 million vs. $28.1 million
•	Gross margin of $3.5 million vs. $10.8 million
•	Gross margin percentage of 23.0% vs. 38.6%
•	Loss before income taxes of ($8.2 million) vs. ($0.1 million)
(2)

As BBX Sweet Holdings’ continues to own a noncontrolling equity investment in IT’SUGAR, IT’SUGAR’s results of operations are not reflected as discontinued operations in the Company’s financial statements and are therefore included in the Company’s financial results presented above through September 22, 2020, the date that the Company deconsolidated IT’SUGAR.

BBX Sweet Holdings’ operating results for the quarter ended September 30, 2020 as compared to the same 2019 period  reflect the significant impact of the COVID-19 pandemic on BBX Sweet Holdings’ operations, including lower sales and gross margin as a result of the impact of the pandemic on consumer demand,  and the recognition of a $3.3 million loss on the deconsolidation of IT’SUGAR as a result of the filing by IT’SUGAR and its subsidiaries of voluntary petitions to reorganize under Chapter 11 of the U.S. Bankruptcy Code.

At the current time, IT’SUGAR is continuing to operate its retail locations under the supervision of the Bankruptcy Court and Creditors’ Committee and is negotiating with its creditors in relation to a proposed Reorganization Plan and the terms of amendments to the lease agreements associated with its retail locations. In addition, subsequent to September 30, 2020, IT’SUGAR obtained a $4.0 million “debtor in possession” credit facility from a subsidiary of BBX Capital that was approved by the Bankruptcy Court on an interim basis pending a final hearing. As of November 9, 2020, $2.0 million had been funded to IT’SUGAR.

Renin - Selected Financial Data

Selected highlights of Renin’s financial results include:

Third Quarter 2020 Compared to Third Quarter 2019:

•	Trade sales of $19.7 million vs. $16.4 million
•	Gross margin of $3.7 million vs. $3.5 million
•	Gross margin percentage of 19.0% vs. 21.0%
•	Income before income taxes of $1.5 million vs. $0.5 million

Renin’s operating results for the quarter ended September 30, 2020 as compared to the same 2019 period reflect an increase in Renin’s trade sales resulting from a net increase in sales to customers in its retail and commercial channels and a decrease in selling, general, and administrative expenses primarily due to lower marketing, travel, and trade show expenses primarily as a result of travel restrictions associated with the COVID-19 pandemic and lower consulting expenses. Renin’s gross margin percentage was negatively impacted by increased costs related to the shipment of products and raw materials largely due to the COVID-19 pandemic.

As previously disclosed, in October 2020, Renin acquired substantially all of the assets and assumed certain of the liabilities of Colonial Elegance, a supplier and distributor of building products, including barn doors, closet doors, and stair parts, that is headquartered in Montreal, Canada. The base purchase price for the acquisition was CAD $51.0 million (approximately USD $39.0 million) plus a payment of CAD $6.7 million (approximately USD $5.1 million) for excess working capital, with the payment for excess working capital subject to adjustment based on the final determination of the excess working capital amount delivered at closing. BBX Capital made a $5.0 million capital contribution to Renin to partially fund the acquisition, while the remaining amounts paid in the acquisition were funded by Renin using approximately $38.0 million of borrowings under its credit facility with TD Bank, which was amended and restated in connection with the acquisition.  For more complete and detailed information regarding the acquisition of Colonial Elegance and the amendments to Renin’s credit facility with TD Bank, please see BBX Capital’s Current Report on Form 8-K dated October 22, 2020 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2020,  which is available on the SEC's website, https://www.sec.gov, and on BBX Capital’s website, www.BBXCapital.com.

About BBX Capital, Inc.: BBX Capital, Inc. (OTCQX: BBXIA) (PINK: BBXIB) (formerly a subsidiary of BBX Capital Corporation) is a Florida-based diversified holding company whose principal holdings include BBX Capital Real Estate, BBX Sweet Holdings, and Renin. For additional information, please visit www.BBXCapital.com.

BBX Capital, Inc. Contact Info:

Investor Relations Contact:

Leo Hinkley, Managing Director, Investor Relations Officer

954-940-5300, Email: LHinkley@BBXCapital.com

Media Relations Contact:

Kip Hunter, Kip Hunter Marketing

954-303-5551, Email: kip@kiphuntermarketing.com

Forward-Looking Statements

This press release contains forward-looking statements based largely on current expectations of BBX Capital or its subsidiaries that involve a number of risks and uncertainties.  All opinions, forecasts, projections, future plans or other statements, other than statements of historical fact, are forward-looking statements.  Forward-looking statements may be identified by the use of words or phrases such as “plans,” “believes,” “will,” “expects,” “anticipates,” “intends,” “estimates,” “our view,” “we see,” “would” and words and phrases of similar import.  The forward-looking statements in this press release are also forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  We can give no assurance that such expectations will prove to have been correct. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein. Forward-looking statements are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control, and the reader should not place undue reliance on any forward-looking statement, which speaks only as of the date made. This press release also contains information regarding the past performance of the Company, its subsidiaries and their respective investments and operations, and the reader should note that prior or current performance is not a guarantee or indication of future performance. Future results could differ materially as a result of a variety of risks and uncertainties. Some factors which may affect the accuracy of the forward-looking statements apply generally to the industries in which the Company operates, including the residential and commercial real estate industry in which BBXRE develops, operates, manages, and invests in real estate, the home improvement industry in which Renin operates, and the sugar and confectionery industry in which BBX Sweet Holdings operates. Risks and uncertainties include, without limitation, the risks and uncertainties affecting BBX Capital and its subsidiaries and their respective results, operations, markets, products, services and business strategies, including risks associated with the ability of BBX Capital and its subsidiaries to successfully implement currently anticipated plans, deploy capital, and generate earnings, long-term growth, and increased shareholder value as measured by book value and intrinsic value; risks that the performance of entities of which BBX Capital has acquired or in which it has made investments may not be profitable or perform as anticipated; and risks relating to acquisitions in diverse activities, including the risk that they will not perform as expected and will adversely impact the Company’s results. With respect to BBX Capital Real Estate, Renin, BBX Sweet Holdings,  and its other investments in operating businesses,  the risks and uncertainties also include the risk that the performance of the entities in which BBX Capital has made investments may not be profitable or achieve anticipated results, risks relating to the real estate market and real estate development, the risk that joint venture partners may not fulfill their obligations and the projects may not be developed as anticipated or be profitable, and the risk that contractual commitments may not be completed on the terms provided or at all; risks relating to acquisition and performance of operating businesses, including integration risks, risks regarding achieving profitability, foreign currency transaction risk, and goodwill and other intangible impairment risks.  These risks and uncertainties also include risks relating to public health issues, including, in particular, the COVID-19 pandemic, as it is not currently possible to accurately assess the expected duration and effects of the pandemic on our businesses. These include required closures of retail locations, travel and business restrictions, “shelter in place” and “stay at home” orders and advisories, volatility in the global and national economies and equity, credit, and commodities markets, worker absenteeism, quarantines, and other health-related restrictions; the duration and severity of the COVID-19 pandemic and the impact on demand for the Company’s products and services, levels of consumer confidence, and supply chains; actions governments, businesses, and individuals take in response to the pandemic and their impact on economic activity and consumer spending, which will impact the Company’s ability to successfully resume full business operations; the pace of recovery when the COVID-19 pandemic subsides and the possibility of a resurgence; competitive conditions; the Company’s liquidity and the availability of capital; the effects and duration of steps the Company takes in response to the COVID-19 pandemic, including the inability to rehire or replace furloughed employees; risks that the Company may recognize further impairment losses; the risks and uncertainties inherent in the bankruptcy proceedings of IT’SUGAR and the inability to predict the effect of IT’SUGAR’s reorganization and/or liquidation process on the Company and its results of operation and financial condition, including the risk that additional impairment charges may be required in the future, IT’SUGAR’s ability to develop, prosecute, confirm and consummate a plan of reorganization or liquidation, IT’SUGAR’s ability, through the Chapter 11 process, to reach agreement with its landlords or other third parties, and the risk that creditors of IT’SUGAR may assert claims against the Company or any of their respective subsidiaries (other than IT’SUGAR) and that the Company or any such subsidiary’s assets may become subject to or included in IT’SUGAR’s bankruptcy case; risks related to the Company’s indebtedness, including the potential for accelerated maturities and debt covenant violations; the risk of heightened litigation as a result of actions taken in response to the COVID-19 pandemic; the impact of the COVID-19 pandemic on consumers, including, but not limited to, their income, their level of discretionary spending both during and after the pandemic, and their views towards the retail industry; and the risk that certain of the Company’s operations, including retail locations, may not continue to generate recurring sources of cash during or following the pandemic to the extent anticipated or at all, the impact of economic, competitive and other factors affecting Renin and Colonial Elegance, including their operations, markets, marketing strategies, products, supply chain and shipping costs and services; the risk that the integration of Colonial Elegance may not be completed on a timely basis, or as anticipated; that the anticipated expansion or growth opportunities will not be achieved or if achieved will not be advantageous; that the acquisition will not be cash accretive immediately or at all; that net income may not be generated when anticipated or at all or the acquisition may result in net losses; and that BBX Capital and/or Renin may not realize the anticipated benefits of the acquisition when or to the extent anticipated or at all.

Reference is also made to the other risks and uncertainties described in BBX Capital’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, which will be filed on or about November 9, 2020, and then will be available on the SEC's website, https://www.sec.gov, and on BBX Capital’s website, www.BBXCapital.com, as well as BBX Capital’s Information Statement, dated August 27, 2020, included in Exhibit 99.1 to BBX Capital’s Registration on Form 10 filed with the SEC on August 27, 2020, which is currently available on the SEC's website, https://www.sec.gov, and on BBX Capital’s website, www.BBXCapital.com.  The Company cautions that the foregoing factors are not exclusive, and that the reader should not place undue reliance on any forward-looking statement, which speaks only as of the date made.

###

The following supplemental table presents BBX Capital’s Consolidating Statement of Operations (unaudited) for the three months ended September  30, 2020 (in thousands):

Revenues:	BBX Capital Real Estate	BBX Sweet Holdings	Renin	Other	Reconciling Items and Eliminations	Segment Total
Trade sales	$—	15,166	19,662	864	—	35,692
Sales of real estate inventory	4,970	—	—	—	—	4,970
Interest income	419	2	—	—	(34)	387
Net gains on sales of real estate assets	164	—	—	—	—	164
Other revenue	329	77	—	610	(24)	992
Total revenues	5,882	15,245	19,662	1,474	(58)	42,205
Costs and expenses:
Cost of trade sales	—	11,678	15,927	376	—	27,981
Cost of real estate inventory sold	3,367	—	—	—	—	3,367
Interest expense	—	54	53	4	(111)	-
Recoveries from loan losses, net	(807)	—	—	—	—	(807)
Impairment losses	—	—	—	—	—	—
Selling, general and administrative expenses	1,715	8,483	2,135	280	5,497	18,110
Total costs and expenses	4,275	20,215	18,115	660	5,386	48,651
Equity in net loss of unconsolidated real estate joint ventures	(646)	—	—	—	—	(646)
Loss on the deconsolidation of IT'SUGAR, LLC	—	(3,326)	—	—	—	(3,326)
Other income	—	81	—	—	—	81
Foreign exchange loss	—	—	(58)	—	—	(58)
Income (loss) before income taxes	$961	(8,215)	1,489	814	(5,444)	(10,395)

The following supplemental table presents BBX Capital’s Consolidating Statement of Operations (unaudited) for the three months ended September  30, 2019 (in thousands):

	BBX Capital Real Estate	BBX Sweet Holdings	Renin	Other	Reconciling Items and Eliminations	Segment Total
Revenues:
Trade sales	$—	28,051	16,442	1,111	(1)	45,603
Sales of real estate inventory	370	—	—	—	—	370
Interest income	166	12	—	—	—	178
Net gains on sales of real estate assets	399	—	—	—	—	399
Other revenue	197	115	—	888	(58)	1,142
Total revenues	1,132	28,178	16,442	1,999	(59)	47,692
Costs and expenses:
Cost of trade sales	—	17,229	12,983	493	(1)	30,704
Cost of real estate inventory sold	—	—	—	—	—	—
Interest expense	—	45	131	8	(66)	118
Recoveries from loan losses, net	(1,821)	—	—	—	—	(1,821)
Impairment losses	37	—	—	—	—	37
Selling, general and administrative expenses	2,336	11,086	2,849	1,612	5,311	23,194
Total costs and expenses	552	28,360	15,963	2,113	5,244	52,232
Equity in net earnings of unconsolidated real estate joint ventures	28,534	—	—	—	—	28,534
Other income	—	67	—	—	—	67
Foreign exchange gain	—	—	1	—	—	1
Income (loss) before income taxes	$29,114	(115)	480	(114)	(5,303)	24,062

The following supplemental table presents BBX Capital’s Consolidating Statement of Operations (unaudited) for the nine months ended September  30, 2020 (in thousands):

	BBX Capital Real Estate	BBX Sweet Holdings	Renin	Other	Reconciling Items and Eliminations	Segment Total
Revenues:
Trade sales	$—	41,743	54,283	3,602	—	99,628
Sales of real estate inventory	14,248	—	—	—	—	14,248
Interest income	604	29	—	—	(47)	586
Net gains on sales of real estate assets	130	—	—	—	—	130
Other revenue	1,116	281	—	1,083	(82)	2,398
Total revenues	16,098	42,053	54,283	4,685	(129)	116,990
Costs and expenses:
Cost of trade sales	—	35,493	44,054	607	—	80,154
Cost of real estate inventory sold	9,473	—	—	—	—	9,473
Interest expense	—	170	238	9	(417)	—
Recoveries from loan losses, net	(5,844)	—	—	—	—	(5,844)
Impairment losses	2,710	25,303	—	2,727	—	30,740
Selling, general and administrative expenses	5,176	25,123	6,788	3,572	13,365	54,024
Total costs and expenses	11,515	86,089	51,080	6,915	12,948	168,547
Equity in net earnings of unconsolidated real estate joint ventures	50	—	—	—	—	50
Loss on the deconsolidation of IT'SUGAR, LLC	—	(3,326)	—	—	—	(3,326)
Other income (expense)	—	195	(3)	—	—	192
Foreign exchange gain	—	—	214	—	—	214
Income (loss) before income taxes	$4,633	(47,167)	3,414	(2,230)	(13,077)	(54,427)

The following supplemental table presents BBX Capital’s Consolidating Statement of Operations (unaudited) for the nine months ended September  30, 2019 (in thousands):

	BBX Capital Real Estate	BBX Sweet Holdings	Renin	Other	Reconciling Items and Eliminations	Segment Total
Revenues:
Trade sales	$—	76,039	51,124	5,514	—	132,677
Sales of real estate inventory	5,030	—	—	—	—	5,030
Interest income	631	43	—	—	—	674
Net gains on sales of real estate assets	11,395	—	—	—	—	11,395
Other revenue	1,321	210	—	1,751	(230)	3,052
Total revenues	18,377	76,292	51,124	7,265	(230)	152,828
Costs and expenses:
Cost of trade sales	—	48,862	40,989	1,994	—	91,845
Cost of real estate inventory sold	2,643	—	—	—	—	2,643
Interest expense	—	143	387	11	(132)	409
Recoveries from loan losses, net	(4,206)	—	—	—	—	(4,206)
Impairment losses	37	—	—	—	—	37
Selling, general and administrative expenses	6,709	31,860	8,326	5,136	16,473	68,504
Total costs and expenses	5,183	80,865	49,702	7,141	16,341	159,232
Equity in net earnings of unconsolidated real estate joint ventures	37,276	—	—	—	—	37,276
Other income	171	292	152	6	—	621
Foreign exchange loss	—	—	(23)	—	—	(23)
Income (loss) before income taxes	$50,641	(4,281)	1,551	130	(16,571)	31,470